     As filed with the Securities and Exchange Commission on May 11, 1998
                                                    Registration No. 333-44929

==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ---------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ---------

                      PEGASUS COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)
                                  ---------

                                     4833
                                  ---------
           (Primary Standard Industrial Classification Code Number)
       DELAWARE                                          51-0374669
(State or Other Jurisdiction             (I.R.S. Employer Identification Number)
of Incorporation of Organization)
                 c/o Pegasus Communications Management Company
                     Suite 454, 5 Radnor Corporate Center
                              100 Matsonford Road
                          Radnor, Pennsylvania 19087
                                (610) 341-1801
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  ---------

           Marshall W. Pagon, President and Chief Executive Officer
                 c/o Pegasus Communications Management Company
                     Suite 454, 5 Radnor Corporate Center
                          Radnor, Pennsylvania 19087
                                (610) 341-1801
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  ---------

                                                           Copies to:
             Ted S. Lodge, Esq.                      Michael B. Jordan, Esq.                      H. Bryan Ives III, Esq.
     Pegasus Communications Corporation               Scott A. Blank, Esq.                          C. Mark Kelly, Esq.
c/o Pegasus Communications Management Company      Drinker Biddle & Reath LLP             Nelson Mullins Riley & Scarborough, L.L.P.
    Suite 454, 5 Radnor Corporate Center      1100 Philadelphia National Bank Building         2600 Nationsbank Corporate Center
             100 Matsonford Road                      1345 Chestnut Street                        100 North Tryon Street
         Radnor, Pennsylvania 19087             Philadelphia, Pennsylvania 19107-3496      Charlotte, North Carolina 28202-4000
               (610) 341-1801                            (215) 988-2700                               (704) 417-3000

Approximate date of commencement of proposed sale to the public: Not Applicable.

                                  ---------
         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.[ ]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] _________
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ] ___________

                    DEREGISTRATION OF CLASS A COMMON STOCK



         This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-4 (Registration No. 333-44929) (the "Registration Statement") on which Pegasus Communications Corporation ("Pegasus") registered 5,500,000 shares of its Class A Common Stock to be issued by Pegasus pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated January 8, 1998 among Pegasus, Pegasus DTS Merger Sub, Inc. (a wholly-owned subsidiary of Pegasus), certain of Pegasus' stockholders, Digital Television Services, Inc. ("DTS"), and certain stockholders of DTS. The Securities and Exchange Commission declared the Registration Statement effective on April 14, 1998.

         On April 27, 1998, in connection with the closing of the merger of Pegasus DTS Merger Sub, Inc. into DTS, Pegasus issued a total of 5,471,296 shares of its Class A Common Stock pursuant to the Merger Agreement. This Post-Effective Amendment No. 1 is being filed to deregister the shares of Class A Common Stock that were not issued to the former stockholders of DTS pursuant to the Merger Agreement. Therefore, pursuant to this Post-Effective Amendment No. 1, Pegasus hereby deregisters the remaining 28,704 shares of Class A Common Stock.

                       SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized in the city of Radnor, Commonwealth of Pennsylvania, on the 11th day of May, 1998.

                                  PEGASUS COMMUNICATIONS
                                  CORPORATION



                                  By: /s/ Marshall W. Pagon
                                     -----------------------------------------
                                          Name:  Marshall W. Pagon
                                          Title: Chief Executive Officer and
                                          President

         Each person whose signature appears below hereby constitutes and appoints Marshall W. Pagon, Robert N. Verdecchio and Ted S. Lodge as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

         Pursuant the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       Signature                      Title                             Date
-----------------                ---------------                    ------------

/s/ Marshall W. Pagon            President, Chief Executive         May 11, 1998
-----------------------          Officer and Chairman of the
Marshall W. Pagon                Board
(Principal Executive Officer)


/s/ Robert N. Verdecchio         Senior Vice President, Chief       May 11, 1998
-----------------------          Financial Officer, Assistant
Robert N. Verdecchio             Secretary and Director
(Principal Financial
 and Accounting Officer)


/s/ Michael C. Brooks            Director                           May 11, 1998
-----------------------
Michael C. Brooks


/s/ Harry F. Hopper III          Director                           May 11, 1998
-----------------------
Harry F. Hopper III


/s/ James J. McEntee, III        Director                           May 11, 1998
-----------------------
James J. McEntee, III

/s/ Mary C. Metzger              Director                           May 11, 1998
-----------------------
Mary C. Metzger



/s/ Riordan B. Smith             Director                           May 11, 1998
-----------------------
Riordon B. Smith



/s/ Donald W. Weber              Director                           May 11, 1998
-----------------------
Donald W. Weber